1 Exhibit 10.20 EXECUTIVE EMPLOYMENT AGREEMENT This executive employment agreement (this “Agreement”) is made and entered into by and between the following parties (hereinafter, the “Parties”): Jose (Pepe) Carmona (the “Executive”) on the one hand and ADC Therapeutics America, Inc., on the other hand (the “Company”), to be effective on December 19, 2022 (the “Effective Date”). WHEREAS, the Company desires to employ the Executive and the Executive wishes to be employed by the Company, in each case subject to the terms and conditions set forth below. NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties agree as follows: 1. Employment and Duties (a) General. Subject to the terms and conditions hereof, beginning on the Effective Date, the Executive shall serve as Chief Financial Officer of the Company, reporting directly to the Chief Executive Officer of the Company. The Executive will work primarily at the Executive’s home office, subject to such travel as the performance of the Executive’s duties and the business of the Company may require, including occasional travel to the Company’s New Jersey offices. The Executive shall also be subject to, and comply with, any Board approved Delegation of Authority with respect to ADC Therapeutics SA (“ADCT”). (b) Exclusive Services. For so long as the Executive is employed by the Company Group, the Executive shall exclusively devote the Executive’s full business working time to the Executive’s duties hereunder and shall always use the Executive’s best efforts to promote and serve the interests of the Company Group. Further, the Executive shall not, directly or indirectly, render material services to any other person or organization without the written consent of the Chief Executive Officer of the Company or otherwise engage in activities that would materially interfere with the performance of the Executive’s duties hereunder; provided, however, that the Executive will be permitted to serve on two public company board of directors so long as such service does not create a conflict of interest or materially interfere with the performance of the Executive’s duties hereunder. (c) Observance of Rules. During the term of this Agreement, the Executive shall comply with all applicable laws, all policies of the Company Group and its affiliates and all reasonable rules and regulations adopted by Company Group or its affiliates in connection with the conduct of its business and shall render services in a competent, conscientious and professional manner and as instructed by the Chief Executive Officer of the Company. 2. At Will Employment - No Specific Term. The Executive’s employment pursuant to this Agreement with the Company shall be “at will” as defined by applicable law. This means that either the Executive or the Company may terminate the employment relationship at any time for any or no reason, with or without notice or cause subject to the obligations set forth in Section 4. By signing this Agreement, the Executive agrees that this offer of employment is not intended to be and should not be construed to be a contract of employment for any specified duration. The duration of the Executive’s employment under this Agreement will is referred to as the “Term.” 3. Compensation and Other Benefits. Subject to the provisions of this Agreement, and in consideration of the performance by the Executive of the Executive’s duties hereunder, during the Term,

2   the Company shall pay or provide to the Executive the following compensation which the Executive agrees to accept in full satisfaction for the Executive’s services, and which shall be subject to all applicable withholdings: (a) Base Salary. The Company shall pay to the Executive an annual salary (the “Base Salary”) at the rate of $480,000.00 per annum, payable in arrears in substantially equal installments in accordance with the Company’s ordinary payroll practices as established from time to time. The Base Salary shall be reviewed on an annual basis by the Compensation Committee (the “Committee”) of the Board/the Company for any increase, in its sole discretion. (b) Bonus. For each full fiscal year during which the Executive is employed, the Executive will have a target annual bonus opportunity equal to 50% of the Base Salary (“Target Bonus”). The actual bonus may be higher or lower than the Target Bonus and with a maximum bonus opportunity of up to 150 % of the Target Bonus (i.e., 75% of the Base Salary). The Executive will be paid an annual bonus each fiscal year, to the extent earned based on performance against performance criteria established in good faith by the Committee, subject to the Executive’s continued employment with the Company Group through the end of the relevant fiscal year; provided, that, the Executive will forfeit any earned but unpaid annual bonus in the event of a termination of employment for Cause following the end of the relevant fiscal year and prior to the payment date. For fiscal year 2022, the Executive’s Target Bonus shall be paid pro-rated from the Effective Date based on the number of days he is employed during such fiscal year. (d) Insurance Coverage and Other Benefits. The Executive shall be entitled to participate in such insurance, pension and other broad-based benefit plans as are generally made available by the Company to its senior executives and employees from time to time, which may include, but are not limited to, medical, dental and disability insurance and a 401(k) plan. Executive’s eligibility and participation in any Company-sponsored benefit plan or program shall be exclusively governed by the provisions of the applicable benefit contracts or plan documents, as they may be amended from time to time, and interpreted by the plan administrators. Accordingly, this Agreement is not intended to, and does not, grant to the Executive any additional rights in connection with the Executive’s participation in any Company-sponsored benefit plan or program. (e) Equity Awards. ADC Therapeutics SA ("ADCT"), the parent company of the Company, has implemented an equity incentive plan (the "2019 Plan"). ADCT will grant you a one-time award of 460,000 options (“Options”) under the 2019 Plan (“Grant”) on the Effective date. The Options will vest over four years as follows: 25% after one year and in equal monthly installments thereafter, subject to: (a) the terms and conditions of the 2019 Plan; (b) the terms of the grant as set forth in your award agreement; and (c) your being in continuous employment with the Company through each relevant vesting date. The strike price per share of the Options shall be determined by ADCT. (f) Paid Time Off. During the Executive’s employment with the Company, the Executive shall accrue paid time off (“PTO”) days (which includes vacation and sick time) at the annualized rate of twenty-five (25) days of PTO hours each year, to be taken at such times and intervals as shall be determined by Executive subject to the reasonable business needs of the Company. Such PTO must be used in accordance with the Company’s vacation policy, which may be amended at any time by Company without advance notice and without recourse by the Executive. (g) Expenses. The Company shall reimburse the Executive for reasonable travel and other business-related expenses incurred by the Executive in the fulfillment of the Executive’s duties hereunder upon presentation of written documentation thereof, in accordance with the travel and business expense reimbursement policies and procedures of the Company as in effect from time to time.

3   4. Termination of Employment. (a) Termination. The Company is an at-will employer, which means that the Executive's employment with the Company is for no specific period of time and may be terminated by the Company or the Executive at any time, for any reason and with or without Cause (as defined below). The Executive’s employment will terminate upon the earliest to occur of (i) any of the circumstances set forth in Section 4(b) below, (ii) a termination of the Executive’s employment by the Company (with or without Cause), and (iii) a termination of the Executive’s employment by the Executive (with or without Good Reason). Any termination of the Executive's employment by the Company or by Executive for any reason (other than due to death or Disability) shall be accompanied by a written notice of termination to the other party (a "Notice of Termination") as follows: (i) in case of a termination by the Company for any reason other than for Cause, the Notice of Termination shall specify an effective termination date which is one year after the date of the Notice of Termination (but it being understood that in such case the Executive is permitted to leave in the Executive’s sole discretion any time after 60 days following delivery of the Notice of Termination, in which case the date the Executive actually leaves the Company shall be the effective date of termination and the end of the Term); (ii) if the Company terminates the Executive's employment for Cause, the Notice of Termination shall state that fact, describe the basis for Cause and specify an effective termination date at the Company's sole discretion (including termination with immediate effect). Notwithstanding the foregoing, in the event that the Executive resigns and ceases providing services or violates any restrictive covenants prior to the date of termination set forth in the Notice of Termination, the date of termination shall be effective, and the Term shall end, immediately on the date of such resignation or violation. In the event the Company terminates the Executive's employment without Cause or the Executive terminates the Executive’s employment with Good Reason, subject to the Executive's execution and non- revocation of the Company’s form of standard release, with all periods for revocation having expired within sixty (60) days following the end of the Term, the Company will pay the Executive, to the extent permitted by Swiss law, [(i) a pro-rata Target Bonus for the fiscal year in which the effective date of the termination occurs, payable on the first payroll date immediately following the sixtieth day after the termination date (it being understood that any earned but unpaid annual bonus for the prior fiscal year shall be paid when such bonuses are paid generally); and (ii) subject to the timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, on a monthly basis, for the full costs of continued health benefits for the Executive and the Executive’s covered dependents for the 12 month period following the date of termination, or such earlier date on which COBRA coverage for the Executive and the Executive’s covered dependents terminates in accordance with COBRA. Between the date of any Notice of Termination and the effective termination date (the “Notice Period”) and to the extent permitted by Swiss law, the Executive shall be entitled to receive all salary and benefits set forth in this letter, and all outstanding unvested equity awards under the Equity Plan, shall continue to vest through the Notice Period. A violation of any restrictive covenant provisions applicable to the Executive (including, without limitation, the provisions of Section 6 of this Agreement or the provisions of the Confidentiality Agreement described in Section 7 of this Agreement) will entitle the Company to terminate the Executive for Cause, at which point the Notice Period and the Term will end. In addition, during the Notice Period, the Company may elect to place the Executive on "garden leave" and, to the extent permitted by Swiss law, pay the Executive the Executive’s then-current salary and benefits set forth in this letter and the Executive’s unvested equity awards under the Equity Plan shall continue to vest through the end of the Term. “Cause” shall mean the following: (A) the Executive’s conviction of, or a plea of guilty or nolo contendere to, a felony; (B) the Executive’s willful failure to substantially perform the Executive’s duties hereunder (other than due to illness or disability) and the continuance of such failure for more than thirty

4   (30) days following the Executive’s receipt of written notice from the Company specifying such failure in reasonable detail; (C) the Executive engaging in or attempting to engage in fraud, embezzlement, theft, misappropriation of corporate assets or opportunities; or (D) a material violation of any material written policy of the Company or any of its affiliates applicable to the Executive or to employees of the Company Group and its affiliates generally which is made available to Executive, detailed in a written notice thereof, and, if such violation is curable, the Executive’s failure to cure such breach within 30 days after receiving such notice. Under this paragraph, no act or failure to act by the Executive shall be considered “willful” if such act is done by the Executive with a good faith belief that such act is or was to be beneficial to the Company Group or one or more of its businesses, or such failure to act is due to the Executive’s good faith belief that failure to act would not be materially harmful to the Company. In order to invoke a termination for Cause, (A) the Company must provide written notice within 45 days of the Company becoming aware of the occurrence of any event of “Cause” (B) for subsections (B) and (D), the Executive must fail to cure (to the extent curable) such event within 30 days of the giving of such notice and (C) the Company must provide a Notice of Termination within 30 days following the expiration of the Executive’s cure period, where applicable. “Good Reason” means, unless otherwise agreed to in writing by Executive, (i) any material diminution in Executive’s titles, duties, responsibilities, status or authorities with the Company Group; (ii) a material reduction in Executive’s Base Salary or Target Bonus; (iii) a relocation of Executive’s primary place of employment to a location more than 50 miles farther from the Work Location; or (iv) any action or inaction by the Company Group (and not as a result of an action or inaction under the control of the Executive) that constitutes a material breach of this Agreement. In order to invoke a termination for Good Reason, (A) Executive must provide written notice within 45 days of Executive becoming aware of the occurrence of any event of “Good Reason,” (B) the Company must fail to cure (to the extent curable) such event within 30 days of the giving of such notice and (C) Executive must provide a Notice of Termination within 30 days following the expiration of the Company’s cure period. (b) Death or Disability. The Company shall have the right at any time to terminate the Executive’s employment hereunder if the Executive has been substantially unable to perform the essential functions of the Executive’s position, with reasonable accommodation, by reason of any mental, physical or other disability or other condition or state of being which renders the Executive incapable of performing the Executive’s job duties for a period of at least four consecutive months or until such earlier time if the Executive becomes eligible to receive payments under the Company’s long-term disability policy. The Executive’s employment hereunder shall also terminate automatically and immediately upon the death of the Executive. Any termination pursuant to this Section 4(b) shall be deemed termination for Cause. (c) Accrued Amounts. Upon any termination of the Executive’s employment for any reason, the Executive will receive: (i) Executive’s accrued Base Salary through the effective date of the Executive’s termination, (ii) payment in lieu of any earned, but unused, vacation, and (iii) reimbursement of the Executive’s expenses in accordance with the Company’s reimbursement policy as in effect from time to time. (d) Other Positions. Upon the effective date of the termination of the Executive’s employment for any reason, the Executive will be deemed to have automatically resigned from any and all positions held by the Executive with the Company Group, including as a member of the Board or as any trustee or fiduciary of any benefit plan of the Company Group. 5. Indemnification. The Executive shall be covered under the Directors & Officers liability insurance policy that the Company maintains, with such coverage in the same manner and on the same basis as the Company’s other directors and senior officers. The Company shall indemnify the Executive

5   to the fullest extent permitted by applicable law for losses or damages incurred by the Executive as a result of all causes of action arising from the Executive’s performance of the Executive’s duties for the Company, whether or not the claim is asserted during the period of employment. 6. Non-Solicitation; Non-Competition; Non-Disparagement; Inventions. (a) Purpose. The Executive understands and agrees that the purposes of this provision are (i) to acknowledge certain of the Executive’s responsibilities relating to the protection of confidential information and (ii) for protection of the business of the Company and its affiliates from improper use or unfair competition for a limited period. The Executive acknowledges and agrees that the Executive will acquire confidential information belonging to the Company and its affiliates and an in-depth knowledge of its operations and business relationships with suppliers and clients to which the Executive would not have had access but for the Executive’s association with the Company Group and its affiliates and which would be damaging to the Company and its affiliates if disclosed or used in any capacity after the date on which the Executive separates from employment with the Company Group (the “Separation Date”) for any reason. The Executive further acknowledges and agrees that the Executive’s services to the Company Group are critical and unique and cultivated through extensive experience provided by the Company Group and its affiliates and after considerable resources expended by the Company Group and its affiliates. (b) Clients. The Executive agrees that, for a period of 12 months after the Separation Date, the Executive will not, in any manner whatsoever, directly or indirectly, on the Executive’s behalf or on behalf of or in association with any other person or entity: (i) solicit, procure, accept, refer, place, service or encourage the business or accounts of any Client (as defined below) of the Company Group or its affiliates of which the Executive had knowledge or with which the Executive had contact or dealings during the Executive’s employment with the Company Group for a Competitive Business ( as defined below); (ii) encourage any Client to discontinue doing business with the Company Group or its affiliate; (iii) reveal any confidential information regarding any Client to any person or entity without the Client’s express, written permission; or (iv) interfere in any manner with the relationship of the Company Group or its affiliates with its Clients. As used herein, the term “Client” means any hospital, investigator, physician’s office, clinic or other healthcare professional, as well as any other service provider, supplier and manufacturer. (c) Employees and Sources of Supply. The Executive agrees that, for a period of 24 months after the Separation Date, the Executive will not, in any manner whatsoever, directly or indirectly, on the Executive’s own behalf or on behalf of or in association with any other person or entity, to (i) solicit, hire or attempt to hire or attempt to induce, encourage or entice any employee of the Company Group or its affiliates to terminate their employment with the Company Group or such affiliate or (ii) attempt to induce, encourage or entice any vendor, supplier, manufacturer, franchisor or licensor to discontinue dealing with the Company Group, to terminate any franchise or license or to in any way alter its contractual or economic relationship with the Company Group or its affiliates. (d) Non-Compete. Executive agrees that, for a period of 12 months after the Separation Date, the Executive will not, in any manner whatsoever, directly or indirectly, own or have any interest in or act as an executive, officer, director, partner, principal, employee, agent, representative, consultant, or independent contractor of, or in any way assist, any oncology or biotechnology company or other enterprise engaged in the research, development production, marketing, sale or distribution of cancer treatment drugs, therapies or antibody drug conjugates (i) targeting the disease of diffuse large B cell lymphoma, (ii) targeting the mechanisms targeted by the Company Group or under current research or development to be targeted by the Company Group as of the Separation Date relating to CD19 or CD25, (iii) relating to any target for which ADCT is conducting Phase II or III clinical trials or any clinical trials

6   intended to be used for regulatory filings; or (iv) including a PBD (pyrrolobenzodiazepine), in each case in the United States or targets current or future competing sales in other same geographic market as the Company or any of its affiliates (any such company or enterprise, a “Competitive Business”). Notwithstanding the above, the Executive may own, directly or indirectly, solely as an investment, securities of Competitive Businesses that are traded on any national securities exchange provided the Executive (i) is not a controlling person of, or a member of, a group which controls such a Competitive Business and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such a Competitive Business. (e) Non-Disparagement. The Executive agrees not to, at any time, disparage any member of the Company Group or its affiliates or any officer, director, or significant stakeholder of any member of the Company Group or its affiliates. The Company shall instruct its executive officers and directors not to disparage Executive. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings). (f) Enforcement. The Executive acknowledges that the provisions in this Agreement are reasonable and necessary for the protection of the business of the Company and its affiliates, that the Executive’s breach of any provision in this Agreement will result in irreparable injury to the business of the Company and its affiliates, and that the Company’s remedy at law for damages in the event of such breach would be inadequate. Accordingly, the Executive agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to both preliminary and permanent injunctions to prevent or halt a breach or threatened breach of any covenant contained in this Agreement. The Executive further agrees that should the Executive breach this Agreement or dispute or challenge the enforceability of any provisions of this Agreement, the restrictive periods set forth above shall be tolled until such time as the Executive’s breach has ended or until the Executive’s challenge or dispute has been resolved. If a court of competent jurisdiction finds any of the restrictions in this Section 6 to be unenforceable because they extend for too long a period of time or over too great a range of activities or in too broad a geographic area, such restriction shall be interpreted to extend only over the maximum period of time, range of activities, or geographic areas as to which it or they may be enforceable. It is the Parties’ intent that the court shall reform this Agreement only as necessary to render it enforceable to the fullest extent permitted under applicable law. 7. Confidentiality Agreement The Executive agrees that as a further condition of employment, Executive will execute the Company’s standard Employee Confidentiality and Assignment of Invention Agreement prior to the start of such employment. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement or the Confidentiality Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the Parties to this Agreement and the Confidentiality Agreement have the right to disclose in confidence trade secrets to federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

7   8. Proof of Legal Right to Work For purposes of federal immigration law, the Executive will be required to provide the Company with documentary evidence of the Executive’s identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three business days of the date of hire, or the employment relationship with the Executive may be terminated. 9. Background and Reference Checks; No Other Restrictions The Company's offer of at-will employment is contingent upon the Executive’s authorization and successful completion of a background check. The Executive will be required to execute authorizations for the Company to obtain consumer reports or investigative reports and use them in conducting a background check as a condition to the Executive’s employment. The Company may obtain background reports both pre-employment and from time to time during the employment with the Company, with the Executive’s knowledge, as necessary. The Executive hereby unconditionally represents and warrants to the Company Group that: (i) the execution and delivery of this Agreement, and performance of the Executive’s obligations under this Agreement, will not conflict with, or result in a violation or breach of, any other agreement to which the Executive is a party or bound, or any law, judgment, order or decree to which the Executive or any of his affiliates is subject; (ii) the Executive has read and understands this Agreement and is executing this Agreement of the Executive’s own free will; (iii) the Executive has the right to enter into and perform this Agreement in accordance with its terms; and (iv) the Executive understands that the Company will rely upon the accuracy and truth of the representations and warranties of Executive set forth in this Agreement and the Executive consents to such reliance. To the extent that the Executive is subject to any ongoing obligation to any other person or entity that could in any way relate to the Executive’s employment by the Company (including non-compete, non-solicit, confidentiality and similar restrictions), the Executive has provided a copy of the applicable policy, contract or arrangement (or a written summary thereof, to the extent not otherwise in writing) to the Company. 10. Section 409A of the Code (a) General. This Agreement is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistent with that intent. Notwithstanding the foregoing, in no event will any member of the Company Group indemnify the Executive for any liabilities or taxes incurred as a result of any violation of Section 409A of the Code, (b) Deferred Compensation. Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following: (i) If the Executive is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the Executive’s date of termination, any payment of deferred compensation subject to Code Section 409A that is payable by reason of the Executive’s separation from service (as that term is defined for purposes of Code Section 409A) that would, but for this Section 10(b)(i), be payable during the first six (6) months following the Executive’s Separation Date, shall be paid (or commence to be paid) as of (and as soon as practicable following) the date that is six months following the Executive’s Separation Date or, if earlier, on the date of the Executive’s death.

8   (ii) Payments with respect to reimbursements of expenses shall be made in accordance with Company policy and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year. In all events, the time and manner of reimbursements under this Section 10(b)(ii) shall be consistent with the requirements for reimbursements set forth in applicable Treasury Regulations promulgated pursuant to Code Section 409A. (iii) Each payment of compensation under this Agreement shall be treated as a separate payment of compensation. 11. Section 280G. (a) In the absence of shareholder approval as contemplated by Section 11(b), if: (i) the aggregate of all amounts and benefits due to the Executive under this Agreement or any other plan, program, agreement or arrangement of the Company or any of its affiliates would, if received by the Executive in full and valued under Section 280G of the Code, constitute “parachute payments” as defined thereunder Section (collectively, “280G Benefits”); and (ii) such aggregate would, if reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount the Executive would receive, after all taxes, if the Executive received aggregate 280G Benefits equal (as valued under Section 280G of the Code) to only three times the Executive’s “base amount” as defined thereunder, less $1.00, then such 280G Benefits as the Executive shall select shall (to the extent that the reduction of such 280G Benefits can achieve the intended result and such 280G Benefits are not subject to Section 409A of the Code) be reduced or eliminated to the extent necessary so that the aggregate 280G Benefits received by the Executive will not constitute parachute payments. All costs incurred in making such determinations shall be borne solely by Company. (b) Notwithstanding the foregoing, if no stock of the Company is readily tradeable on an established securities market or otherwise and it appears that any amount or benefit that is to be paid to the Executive under this Agreement or any other plan, program, agreement or arrangement of the Company or any of its affiliates would constitute a “parachute payment” under Section 280G(b)(2) of the Code, the Company shall use its best efforts to obtain shareholder approval of such payments for purposes of Section 280G(b)(5) of the Code, if available. 12. Source of Payments. All payments provided for under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. The Executive shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. 13. Arbitration. (a) In consideration of the Executive’s employment by the Company, the Company’s promise to arbitrate all Disputes related to the Executive’s services, and the Executive’s receipt of the compensation and other benefits paid to Executive by the Company, at present and in the future, the Executive agrees that any and all controversies, claims or Disputes between the Executive and the Company (including any employee, director, officer, stockholder or benefit plan of the Company in their capacity as such or otherwise), including Disputes raised by the Company against the Executive, shall be

9   subject to binding arbitration under the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) pursuant to New York law. “Disputes” means and includes any and all disputes between the Parties, whether or not involving third parties, arising out of, relating to, or resulting from: (i) any portion of this Agreement, including any breach of this Agreement; (ii) the Company’s employment or termination of Executive; or (iii) the services provided by Executive to the Company. Unless the claim or dispute is expressly excluded below, this Agreement applies to all claims or disputes, whether past, present, or future, that the Company may have against Executive or that Executive may have against the Company. Disputes that Executive and the Company agree to arbitrate include all claims that, in the absence of this Agreement, could be brought under applicable law, including disputes arising out of or related to the Company’s employment of Executive, background checks, privacy, termination of the employment relationship, discrimination, retaliation, harassment, contracts, trade secrets, unfair competition, compensation, or expense reimbursement. Disputes that Executive and the Company agree to arbitrate also include, without limitation, claims related to defamation, breach of a contract, fraud, negligence, emotional distress, breach of fiduciary duty, trade secrets, unfair competition, wages or other compensation or monies claimed to be owed, tort claims, equitable claims, statutory and common law claims, claims related to harassment, discrimination or retaliation of any kind, and claims pursuant to any other state, local or federal statutes or common law addressing the same or similar subjects. The Arbitrator (as defined below) shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or enforceability of this Agreement. (b) the Executive and the Company agree to bring any covered claim or Dispute in arbitration only and not as a class or collective action. The Executive and the Company each waives any right for a dispute or claim to be brought, heard, or decided as a class or collective action, and the Arbitrator shall have no authority to preside over a class or collective action. BY SIGNING THIS AGREEMENT, EXECUTIVE AND THE COMPANY AGREE THAT ALL DISPUTES COVERED BY THIS AGREEMENT SHALL BE DECIDED BY AN ARBITRATOR THROUGH FINAL AND BINDING ARBITRATION AND NOT BY A COURT, JURY TRIAL, OR ANY OTHER JUDICIARY PROCEEDING. (c) Excluded Claims/Disputes. Nothing in this Agreement shall be interpreted to prevent the making of a report to or filing of a claim or charge with a government agency; provided, however, that the Executive understands and agrees that this Agreement does preclude the Executive from pursuing a court action regarding any such claim or charge filed with a government agency. Nothing in this Agreement shall prevent the investigation by a government agency of any report, claim, or charge otherwise covered by this Agreement. Nothing in this Agreement shall prevent or excuse a Party from satisfying any conditions precedent or exhausting administrative remedies under applicable law before bringing a claim in arbitration. (d) Initiating Arbitration and Arbitration Costs. A Party who wishes to arbitrate a claim or dispute covered by this Agreement must make a written request (a “Request for Arbitration”) and deliver it to the other Party by hand or registered mail no later than the expiration of the statute of limitations (the deadline for filing the claim under applicable law). The Arbitrator shall apply the statute of limitations that would have applied if the claim had been brought in court. Any Request for Arbitration to the Company must be delivered to Company’s registered agent for service of process in the state of New York or to the Company at Route de la Corniche 3B, CH-1066 Epalinges, Attn: General Counsel. Any Request for Arbitration from the Company to Executive shall be mailed to the last home address provided to Company. The Request for Arbitration shall identify the claim(s), factual basis for the claim(s), and relief or remedy sought. The Executive understands and agrees that each Party will pay the fees for its

10   own attorneys, subject to any remedies to which that Party may later be entitled under applicable law. Each of the Company and the Executive shall be responsible for 50% of: the Arbitrator’s fees, any fee for administering the arbitration, and any fee for the transcription or recording of any hearing. (e) Arbitrator Selection. Unless the Parties mutually agree otherwise, they shall proceed to arbitration before a single arbitrator (the “Arbitrator”) before JAMS and under the then-current JAMS Arbitration Rules (the Rules are available through their website (https://www.jamsadr.com/arbitration)); provided, however, that in the event of a conflict between the JAMS Rules and this Agreement, this Agreement shall govern. Unless the Parties mutually agree otherwise, the Arbitrator shall be either a former judge or an attorney who is experienced in employment law and licensed to practice law in the state where the arbitration will take place which, absent contrary agreement of the Parties, will be the State of New York. If the Parties proceed to arbitration under JAMS, the Arbitrator shall be selected as follows: JAMS shall give each Party a list of seven potential arbitrators drawn from its panel of arbitrators. Each Party shall have 10 calendar days from the date the list is sent to the Parties to strike all names on the list such Party deems unacceptable. If only one common name remains on the lists of both Parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of the Parties, the Parties shall alternate striking names, with the claimant striking first, until only one remains, and that person shall be designated as the Arbitrator. If no common name remains on the lists of the Parties, JAMS shall furnish an additional list of seven potential arbitrators from which the Parties shall strike alternately until only one name remains, with the Party to strike first determined by a coin toss. That person shall be designated as the Arbitrator. If a person selected cannot serve, the selection process shall be repeated. (f) Rules/Standards Governing Proceedings. The Arbitrator may award any remedy available under applicable law, but remedies shall be limited to those that would be available to a Party in its individual capacity for the claims presented. The Arbitrator shall apply the substantive law applicable to the claims asserted. The Parties may conduct discovery and present witnesses and evidence as needed to present their cases and defenses, and any dispute in this regard shall be decided by the Arbitrator. Each Party may subpoena witnesses and documents, including relevant documents from third parties. Each Party shall have the right to take the deposition of two individual fact witnesses and any expert witness designated by the other Party. Each Party shall have the right to propound one (1) set of written interrogatories (not to exceed 15 interrogatories) and one set of requests for production of documents (not to exceed 25) to any party. Each Party may request that the Arbitrator allow additional discovery, and additional discovery may be conducted by agreement or as ordered by the Arbitrator. The Arbitrator shall entertain and rule upon any motion to dismiss or a motion for summary judgment submitted by any Party and shall apply the standards that would be applicable thereto under the Federal Rules of Civil Procedure. The Arbitrator shall further allow and apply the effects of any Offer of Judgment made by any Party in accordance with Rule 68 of the Federal Rules of Civil Procedure. At least 30 days before the final hearing, the Parties shall exchange a list of witnesses and copies of all exhibits to be used at the hearing. The Federal Rules of Evidence shall apply to the proceeding. The Arbitrator will issue a decision or award in writing, stating the essential findings of fact and conclusions of law, and such written decision will be final and binding upon the Parties, subject to either Party’s right to file an action to confirm or vacate said decision in a state or federal court of competent jurisdiction located within the State of New York. Judgment may be entered on the Arbitrator’s decision or award in any court of competent jurisdiction. (g) Remedy. Except as provided by the JAMS rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the JAMS rules and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding anything to the contrary herein, the arbitrator will not have the authority to disregard or refuse to enforce any

11   lawful Company policy, and the Arbitrator shall not order or require the Company to adopt a policy not otherwise required by law. 14. No Assignability; Binding Agreement. This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by the Executive. This Agreement shall be binding upon, and inure to the benefit of, the Parties, any successors to or assigns of the Company and the Executive’s heirs and the personal representatives of the Executive’s estate. 15. Withholding. Any payments made or benefits provided to the Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract. 16. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both Parties. The Parties agree that emails, text messages or other forms of electronic communication shall not constitute an “instrument in writing signed by both Parties” within the meaning of this Section. The waiver by either Party of compliance with any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such Party of a provision of this Agreement. 17. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of New York, without reference to its conflicts of law principles. 18. Severability and Survival of Certain Provisions. The rights and obligations set forth in this Agreement that, by their terms, extend beyond the Separation Date shall survive. If any of the provisions of this Agreement are determined to be invalid, illegal, or unenforceable, such provisions will be severed from the Agreement, and the remainder of this Agreement will be valid and enforceable to the extent permitted by applicable law, provided that the intent of the Parties is not materially impaired. 19. Entire Agreement. This Agreement between Executive and Company contains the entire agreement and understanding of the Parties with respect to the matters covered herein, and supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings shall have no further force or effect, and the Parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder. In the event of a conflict between this Agreement and any other agreement or plan, the terms of this Agreement shall control; except as otherwise expressly waived in a writing signed by both Parties. 20. Counterparts. This Agreement may be executed by the Parties in counterparts or facsimiles, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. 21. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. 22. Attorneys’ Fees . Without limitation of any of the provisions of Section 13, in the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, each Party will pay the fees of its own attorneys, subject to any remedies to which that Party may later be entitled under applicable law.

12 23. Mitigation/Offset. The Executive shall be under no obligation to seek other employment or to otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts or benefits due to the Executive under this Agreement or otherwise on account of any claim (other than any preexisting debts then due in accordance with their terms) the Company or its affiliates may have against the Executive or any remuneration or other benefit earned or received by Executive after such termination. {signature page follows}

13 BY SIGNING BELOW, BOTH PARTIES ACKNOWLEDGE THAT EACH: was advised to, and had reasonable opportunity to, consult with a lawyer about this Agreement; participated in the drafting of this Agreement and had reasonable opportunity to negotiate its terms; and are entering into this Agreement freely and voluntarily. Dated: ADC Therapeutics America, Inc. Ameet Mallik President and Chief Executive Officer Jose Carmona 11-22-2022/s/ Jose Carmona /s/ Ameet Mallik